Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(47,870,818)
Unrealized Gain (Loss) on Market Value of Futures	59,944,460
Dividend Income	6,441
Interest Income	12,818
ETF Transaction Fees	17,000
Total Income (Loss)	$12,109,901

Expenses
General Partner Management Fees	$314,137
Brokerage Commissions	234,153
Professional Fees	103,560
SEC & FINRA Registration Expense	22,774
NYMEX License Fee	7,853
Prepaid Insurance Expense	7,043
Non-interested Directors' Fees and Expenses	4,066
Total Expenses	$693,586
Net Income (Loss)	$11,416,315

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$574,934,500
Additions (15,700,000 Shares)	217,406,242
Withdrawals (10,900,000 Shares)	(157,136,807)
Net Income (Loss)	11,416,315

Net Asset Value End of Month	$646,620,250
Net Asset Value Per Share (46,666,476 Shares)	$13.86

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612